Amendment No. 1
                                       to
                           SECOND AMENDED AND RESTATED
                                RIGHTS AGREEMENT





                         NATIONAL COMPUTER SYSTEMS, INC.

                                       and

                          NORWEST BANK MINNESOTA, N.A.,
                                  Rights Agent

                                 Amendment No. 1
                                       to
                                RIGHTS AGREEMENT



                  Amendment No. 1 to Second Amended and Restated Rights Agreement between National Computer Systems, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as Rights Agent (the "Rights Agent").


                               W I T N E S S E T H

                  WHEREAS, on March 4, 1996, the Board of Directors authorized, and the Company and the Rights Agent entered into, the Second Amended and Restated Rights Agreement (the "Restated Agreement");

                  WHEREAS, on March 3, 1998, the Board of Directors declared a split of the outstanding stock, but did not amend the Restated Agreement to reflect the stock split;

                  WHEREAS,   on  December  8,  1998,   the  Board  of  Directors
determined to amend the Restated Agreement as permitted by Section 26(iv) in certain respects, including the split of outstanding Rights.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         A. Section 7 (a) and (b) is amended to read as follows:

                  (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iv) and 23(a)), in whole or in part, at any time after later of (i) the Distribution Date and (ii) the date upon which the Rights are no longer redeemable, upon surrender of the Right Certificate, with the form of election to exercise on the reverse side thereof duly completed and executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a share (or other securities or property, as the case may be) as to which the Rights evidenced by such Right Certificate are exercised, at or prior to the earlier of (i) the Close of Business on December 31, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 (such earlier of the times provided in clauses (i) and (ii) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth share of Preferred Stock acquired pursuant to the exercise of a Right shall initially be $160.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         B. Section 11(o) is amended to read as follows:.

                  (o) Anything in this Agreement or the Rights to the contrary notwithstanding, in the event that the Company shall at any time after December 8, 1998 and prior to the Distribution Date (i) declare a dividend on the outstanding Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or that become outstanding thereafter but prior to the Distribution Date, shall be one and the Exercise Price shall be proportionately adjusted so that the Exercise Price following any such event shall equal the Exercise Price immediately prior to such event multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event, rounded to the nearest cent.

         C. Section 12 is amended to read as follows:

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 after December 8, 1998, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         D. Section 23 is amended to read as follows:

                  Section 23.       Redemption.

                  (a) At least a majority of the Continuing Directors (or if there are no Continuing Directors, the Board of Directors) may, at their option, at any time prior to the earlier of the Close of Business (i) on the thirtieth day following the occurrence of a Section 11(a)(ii) Event, or (ii) on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after December 8, 1998 (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Stock or other securities (based upon the current market value of such Common Stock or such other securities at the time of redemption), or any combination thereof, or any other form of consideration deemed appropriate by a majority of the Continuing Directors (or if there are no Continuing Directors, the Board of Directors). Any redemption of the Rights pursuant to this Section 23 (a) may be made effective at such time, on such basis and with such conditions as such Continuing Directors (or Board of Directors) may, in their sole discretion, establish. The Board of Directors, the Continuing Directors and the Company shall not have any liability to any Person as a result of the redemption of Rights pursuant to the terms hereof.

                  (b) Immediately upon any action of the Continuing Directors (or the Board of Directors) redeeming the Rights pursuant to Section 23(a), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after such action the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company maintained by the Company, the Rights Agent or the transfer agent for the Common Stock, as the case may be. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         E. All references to "Exhibit A" shall be to the form attached hereto as Exhibit A.

         F. It is hereby affirmed that each Right represents the right to purchase the number of shares as though the anti-dilution provision of the Restated Agreement had never been applicable.



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to Second Amended and Restated Agreement to be duly executed as of the day and year above written.

                                                NATIONAL COMPUTER SYSTEMS, INC.



By   /s/ J.W. Fenton, Jr.

                                                Its      Secretary-Treasurer




                                                NORWEST BANK MINNESOTA, N.A.



By    /s/ Susan J. Roeder

                                             Its  Assistant Vice President
                                                  Assistant Secretary

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                     SERIES A PARTICIPATING PREFERRED STOCK
                                       OF
                         NATIONAL COMPUTER SYSTEMS, INC.
               Pursuant To Section 302A.401 of Minnesota Statutes



         I, J. W. Fenton, Jr., Secretary, of National Computer Systems, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), do hereby certify that the following resolution was duly adopted pursuant to Minnesota Statutes, Section 302A.401:

                  RESOLVED, that there is hereby established a series of Preferred Stock having the relative rights and preferences that are set forth below:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock," with a par value of $50 per share (the "Series A Preferred Stock"). The number of shares constituting such series shall be 500,000.


                  Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock, whether now existing or hereinafter created, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being hereinafter referred to as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $12.50 or (b), subject to adjustment as provided herein from time to time, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock, par value $.03 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $12.50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall accrue and be cumulative on outstanding shares of Series A Preferred Stock from their date of issue. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable thereon shall be allocated pro rata among all shares of Series A Preferred Stock outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock are entitled shall be adjusted by multiplying the number of votes per share immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, irrespective of series, shall, voting as a class, have the right to elect two Directors.

                  (ii) Any director who shall have been elected by the holders of the Preferred Stock as a class pursuant to subparagraph (i) shall hold office for a term expiring (subject to the earlier termination upon cure of the default in payment of dividends), at the next annual meeting of shareholders, and during such term may be removed at any time, as permitted by the By-Laws of the Corporation, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such shareholders called for that purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a request therefor, signed by the holders of not less than 25% of the outstanding shares of the Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter upon the notice required for annual meetings of shareholders.

                  (iii) Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Preferred Stock as a class pursuant to subparagraph (i) may be filled only by the holders of the outstanding Preferred Stock at a meeting called for that purpose. The meeting shall be called by the Secretary of the Corporation at the earliest practicable date after the event causing the vacancy and in any event within ten days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of Preferred Stock upon the notice required for annual meetings of shareholders.

                  (iv) If any meeting of the holders of Preferred Stock required by this Section 3 shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within fifteen days after mailing the same by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the outstanding shares of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of Preferred Stock so designated shall have access to the stock records of the Corporation for the purpose of giving notice of meetings of shareholders pursuant hereto.

                  (v) Any meeting of the holders of Preferred Stock held for voting for the election or removal of a director shall be held at the place at which the last annual meeting of shareholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding Preferred Stock shall be required to constitute a quorum; in the absence of a quorum a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                  (D) Except as set forth herein or provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying the amount in effect immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which the holders of shares of Series A Preferred Stock are entitled as set forth in the preceding sentence, shall be adjusted by multiplying the amount in effect immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, whether now existing or hereinafter created, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the rights, powers or preferences of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         IN WITNESS WHEREOF, I have subscribed my name this 10th day of December, 1998.

                                                 /s/ J. W. Fenton, Jr._________
                                                     Secretary


STATE OF MINNESOTA  )
                                    ) SS.
COUNTY OF HENNEPIN         )


            The foregoing instrument was acknowledged before me this 10th day of December, 1998 by J. W. Fenton, Jr., the Secretary of National Computer Systems, Inc., a Minnesota corporation, on behalf of the Corporation.


                                                 /s/ Carol A. Johnson
         Notary Public

(notarial seal)